RUNKEL FUNDS, INC.

                          INVESTMENT ADVISORY AGREEMENT


         Agreement made effective as of the 1st day of July, 2002 between Runkel Funds, Inc., a Maryland corporation (the "Fund"), and Runkel Advisors, LLC (the "Advisor"), a California limited liability company.

         WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company. The Fund is authorized to create separate series, each with its own separate investment portfolio (each a "Fund" and collectively, the "Funds"), and beneficial interest in each such series will be represented by a separate series of shares (the "Shares"); and

         WHEREAS, the Advisor is an investment adviser registered under the Investment Advisers Act of 1940, as amended; and

         WHEREAS, the Fund desires to retain the Advisor as investment adviser to furnish investment advisory and portfolio management services to the Fund with respect to its initial portfolio and such other portfolios as the Fund and the Advisor shall agree upon (collectively, the "Portfolios"), and the Advisor is willing to furnish such services and to perform the functions assigned to it under this Agreement for the consideration provided herein;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. Appointment. The Fund hereby appoints the Advisor as investment
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adviser and administrator of the Fund and each Portfolio listed on Schedule A of this Agreement (as such schedule may be amended from time to time) for the period and on the terms set forth in this Agreement. The Advisor accepts such appointment and agrees to render the services herein set forth for the compensation as set forth on Schedule A. In the performance of its duties, the Advisor will act in the best interests of the Fund and each Portfolio and will comply with (a) applicable laws and regulations, including, but not limited to, the 1940 Act, (b) the terms of this Agreement, (c) the Fund's Articles of Incorporation, By-Laws and currently effective registration statement under the Securities Act of 1933, as amended, and the 1940 Act, and any amendments thereto, (d) the stated investment objective, policies and restrictions of each applicable Portfolio, and (e) such other guidelines as the Board of Directors of the Fund ("Board of Directors") reasonably may establish.

         2.  Duties as Investment Adviser.
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         (a) Subject to the supervision of the Board of Directors, the Advisor will provide a continuous investment program for each Portfolio, including investment research and management with respect to all securities, investments and cash equivalents in each Portfolio. The Advisor will determine from time to time what securities and other investments will be purchased, retained or sold by each Portfolio. The Advisor will exercise full discretion and act for each Portfolio in the same manner and with the same force and effect as such Portfolio itself might or could do with respect to purchases, sales, or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

         (b) The Advisor will place orders pursuant to its investment determinations for each Portfolio either directly with the issuer or through other brokers. In the selection of brokers and the placement of orders for the purchase and sale of portfolio investments for the Portfolios, the Advisor shall use its best efforts to obtain for the Portfolios the best qualitative execution, taking into account such factors as price (including the applicable brokerage commission or dealer spread), the execution capability, financial responsibility and responsiveness of the broker or dealer and the brokerage and research services provided by the broker or dealer. In using its best efforts to obtain the most favorable price and execution available, the Advisor, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker involved, the quality of service rendered by the broker in other transactions. Consistent with the Rules of the National Association of Securities Dealers, Inc., and subject to its obligation of seeking best qualitative execution, the Advisor may give consideration to sales of shares of the Fund as a factor in the selection of brokers and dealers to execute portfolio transactions. Subject to such policies as the Board of Directors may determine, the Advisor shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Portfolio to pay a broker that provides brokerage and research services to the Advisor an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction if the Advisor determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker, viewed in terms of either that particular transaction or the Advisor's overall responsibilities with respect to the Fund and to other clients of the Advisor as to which the Advisor exercises investment discretion. In no instance will portfolio securities of any Portfolio be purchased from or sold to the Advisor or any affiliated person of the Advisor. The Fund agrees that any entity or person associated with the Advisor which is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Fund which is permitted by Section 11(a) of the Securities Exchange Act of 1934, as amended, and that the Fund consents to the retention of compensation for such transactions.

         (c) The Advisor will provide the Board of Directors on a regular basis with economic and investment analyses and reports and make available to the Board upon request any economic, statistical and investment services normally available to institutional or other customers of the Advisor.

         (d) Any of the foregoing functions with respect to any or all Portfolios may be delegated by the Advisor, at the Advisor's expense, to another appropriate party (including an affiliated party), subject to such approval by the Board of Directors and shareholders of each affected Portfolio as may be required by the 1940 Act. The Advisor shall oversee the performance of delegated functions by any such party and shall furnish to the Fund with quarterly evaluations and analyses concerning the performance of delegated responsibilities by those parties.


         3.  Services  Not  Exclusive.  The  services furnished by the Advisor
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hereunder are not to be deemed exclusive and the Advisor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

         4. Books and Records. In compliance with the requirements of Rule 3la-3
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under the 1940 Act, the Advisor hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Advisor further agrees to preserve for the periods prescribed by Rule 3la-2 under the 1940 Act the records required to be maintained by Rule 3la-1 under the 1940 Act.

         5. Expenses. During the term of this Agreement, the Fund will bear all
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expenses not specifically assumed by the Advisor incurred in its operations and the offering of its shares. Expenses borne by the Fund will include, but not be limited to, the following (or each Portfolio's proportionate share of the following): (a) brokerage commissions relating to securities purchased or sold by the Fund or any losses incurred in connection therewith; (b) fees payable to and expenses incurred on behalf of the Fund by the Advisor; (c) expenses of organizing the Fund and the Portfolios; (d) filing fees and expenses relating to the registration and qualification of the Fund's shares and the Fund under federal or state securities laws and maintaining such registrations and qualifications; (e) distribution fees; (f) fees and salaries payable to the members of the Board of Directors and officers who are not officers or employees of the Advisor or interested persons (as defined in the 1940 Act) of any investment adviser or distributor of the Fund; (g) taxes (including any income or franchise taxes) and governmental fees; (h) costs of any liability, uncollectible items of deposit and other insurance or fidelity bonds; (i) any costs, expenses or losses arising out of any liability of or claim for damage or other relief asserted against the Fund for violation of any law; (j) legal, accounting and auditing expenses, including legal fees of special counsel for the independent Directors; (k) charges of custodians, transfer agents and other agents; (l) costs of preparing share certificates; (m) expenses of setting in type and printing Prospectuses and supplements thereto for existing shareholders, reports and statements to shareholders and proxy material; (n) any extraordinary expenses (including fees and disbursements of counsel) incurred by the Fund; and (o) fees and other expenses incurred in connection with membership in investment company organizations.

         The Fund may pay directly any expense incurred by it in its normal operations and, if any such payment is consented to by the Advisor and acknowledged as otherwise payable by the Advisor pursuant to this Agreement, the Fund may reduce the fee payable to the Advisor pursuant to paragraph 7 hereof by such amount. To the extent that such deductions exceed the fee payable to the Advisor on any monthly payment date, such excess shall be carried forward and deducted in the same manner from the fee payable on succeeding monthly payment dates.

         6. Compensation. For the services provided and the expenses assumed
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pursuant to this Agreement with respect to each Portfolio, the Fund will pay the
Advisor, effective from the date of this Agreement, a fee which is computed daily and paid monthly from each Portfolio's assets at the annual rates as percentages of that Portfolio's average daily net assets as set forth in the attached Schedule A, which schedule can be modified from time to time to reflect changes in annual rates or the addition or deletion of a Portfolio from the terms of this Agreement, subject to appropriate approvals required by the 1940 Act. If this Agreement becomes effective or terminates with respect to any Portfolio before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion that such period bears to the full month in which such effectiveness or termination occurs.

         Advisor agrees to waive its fee and, to extent necessary, reimburse Fund expenses (excluding taxes, interest and extraordinary expenses) so that total Fund operating expenses do not exceed 1.00% for the fiscal years ending June 30, 2003 and June 30, 2004. In the event the ratio of the Fund's total operating expenses, including organizational expenses payable in a fiscal year, to average net assets for the fiscal periods ending June 30, 2003 and June 30, 2004 exceeds 1.00% on an annual basis as calculated monthly, Advisor agrees to waive its investment advisory fee set forth on the schedule attributable to such period and pay to the Fund any additional amount of such excess; provided, however, there shall be excluded from such expenses the amount of any interest, taxes, brokerage fees and commissions and extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto) paid or payable by the Fund. Any fee returned or waived or payments made by Advisor pursuant hereto shall be reimbursed by the Fund in subsequent fiscal years to the extent operating expenses are less than the percentage limitation set forth herein; provided, however, that no such reimbursement shall be made in any fiscal year which is more than three full fiscal years after the period in which the fee was returned or waived or such payment was made, and all reimbursements will be credited on a first-in, first-out basis.

         7. Limitation of Liability of the Advisor. The Advisor shall not be
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liable for any error of judgment or mistake of law or for any loss suffered by the Fund or any Portfolio in connection with the matters to which this Agreement relate except a loss resulting from the willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, partner, employee, or agent of the Advisor, who may be or become an officer, director, employee or agent of the Fund shall be deemed, when rendering services to the Fund or acting in any business of the Fund, to be rendering such services to or acting solely for the Fund and not as an officer, partner, employee, or agent or one under the control or direction of the Advisor even though paid by it.

         8. Duration and Termination. This Agreement shall become effective upon
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its execution; provided, that with respect to any Portfolio now existing or hereafter created, this agreement shall not take effect unless it first has been approved (i) by a vote of the majority of those Directors of the Fund who are not parties to this Agreement or interested persons of such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of that Portfolio's outstanding voting securities. This Agreement shall remain in full force and effect continuously thereafter until terminated without the payment of any penalty as follows:

         (a) By vote of a majority of its Directors, or by the affirmative vote of a majority of the outstanding Shares of such Portfolio, the Fund may at any time terminate this Agreement with respect to any or all Portfolios by providing not more than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Advisor at its principal offices; or

         (b) With respect to any Portfolio, if (i) the Directors or the shareholders of that Portfolio by the affirmative vote of a majority of the outstanding shares of such Portfolio, and (ii) a majority of the Directors who are not interested persons of the Fund or of the Advisor or of any subadviser, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Agreement, then this Agreement shall automatically terminate at the close of business on the second anniversary of its execution, or upon the expiration of one year from the effective date of the last such continuance, whichever is later; provided, however, that if the continuance of this Agreement is submitted to the shareholders of a Portfolio for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Advisor may continue to serve hereunder in a manner consistent with the 1940 Act and the rules and regulations thereunder with respect to that Portfolio; or

         (c) The Advisor may at any time terminate this Agreement with respect to any or all Portfolios by not less than 60 days' written notice delivered or mailed by registered mail, postage prepaid to the Fund.

         (d) This Agreement automatically and immediately will terminate in the event of its assignment.

         9. Amendment of This Agreement. No provision of this Agreement may be
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changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this Agreement with respect to any Portfolio shall be effective until approved by vote of the holders of a majority of that Portfolio's outstanding voting securities.

         10. Name of Fund. The Fund may use the name "Runkel Funds" or "Runkel
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Value Fund" only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the business of the Advisor. At such time as such an agreement shall no longer be in effect, the Fund will (to the extent that it lawfully can) cease to use any name derived from "Runkel Funds," "Runkel Value Fund" or any successor organization.

         11. Governing Law. This Agreement shall be construed in accordance with
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the laws of the State of California, without giving effect to the conflicts of laws principles thereof, and the 1940 Act. To the extent the laws of the State of California conflict with the applicable provisions of the 1940 Act, the latter shall control.

         12.  Definitions.  As used in this Agreement, the terms "majority of
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the outstanding voting securities," "interested person," and "assignment" shall have the same meanings as such terms have in the 1940 Act.

         13. Severability. If any provision of this Agreement shall be held or
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made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

         14.  Miscellaneous.  The captions in this Agreement are included for
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convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.


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



      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                                  The Advisor:

                                                  RUNKEL ADVISORS, LLC



                                                  By:      /s/ Thomas J. Runkel
                                                  ------------------------------
                                                     Thomas J. Runkel, Manager


                                                  The Fund:

                                                  RUNKEL FUNDS, INC



                                                  By: /s/ Thomas J. Runkel
                                                     ----------------------
                                                   Thomas J. Runkel, President

                                   Schedule A
                                     to the
                          Investment Advisory Agreement


         As compensation pursuant to section 7 of the Investment Advisory Agreement between Runkel Advisors, LLC (the "Advisor") and Runkel Funds, Inc. (the "Fund"), the Fund shall pay to the Advisor a fee, computed daily and paid monthly, at the following annual rates as percentages of each Portfolio's average daily net assets:

         (1) For the Runkel Value Fund:

               Average Daily                             Advisory Fee as % of
                Net Assets                              Average Daily Net Assets

               Up to and including $500 Million            1.00%
               Over $500 Million                           0.80%




Dated:  July 1, 2002